SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 26, 2016, J. Taylor Crandall and Tyler J. Wolfram, both of whom are Managing Partners at Oak Hill Capital Partners, notified Dave & Buster’s Entertainment, Inc. that they will not stand for re-election to the Board of Directors at the 2016 Annual Meeting of Stockholders, which is expected to be held on June 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/ Jay L. Tobin
Jay L. Tobin Senior Vice President, General Counsel and Secretary

Date: March 3, 2016